Exhibit 10.2

NON-SOLICITATION AGREEMENT

THIS NON-SOLICITATION AGREEMENT (this “Agreement”) is entered into as of September 25, 2017, between First Reliance Bancshares, Inc. (“Parent”), a South Carolina corporation and the holding company of First Reliance Bank (“First Reliance”), and the undersigned Chief Financial Officer (“Executive”) of Independence Bancshares, Inc., a South Carolina corporation (“Independence Bancshares”), and Independence National Bank, a wholly-owned subsidiary of Independence Bancshares (“Independence Bank” and, together with Independence Bancshares, “Independence”), and shall become effective at the Effective Time of the Merger provided in the Merger Agreement (as defined below), between Parent and Independence Bancshares.

WHEREAS, the Boards of Directors of Parent and Independence Bancshares have determined that the acquisition of Independence Bancshares by Parent (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), is in the best interests of Parent and its shareholders (provided that certain material conditions including, without limitation, Executive agreeing to execute this Agreement, are satisfied), and of Independence Bancshares and its shareholders, respectively, and is consistent with, and in furtherance of, their respective business strategies;

WHEREAS, the parties hereto acknowledge that Executive, as the Chief Financial Officer of Independence Bancshares and Independence Bank, occupies a unique position of trust and confidence with respect to Independence and by virtue of these positions Executive has acquired significant knowledge relating to the business of Independence;

WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent and its shareholders to protect the business and goodwill associated with the business of Independence by strengthening restrictions on Executive’s ability to recruit employees and solicit customers of Parent or First Reliance following the completion of the Merger;

WHEREAS, (i) the Merger Agreement contemplates that, as a condition to Parent entering into the Merger Agreement and completing the Merger, Executive will enter into and perform this Agreement, and Parent is not willing to enter into the Merger Agreement or complete the Merger unless, among other conditions, Executive enters into and performs this Agreement, (ii) Executive is entering into this Agreement in order to induce Parent to enter into the Merger Agreement and, subject to the terms and conditions in the Merger Agreement, to complete the Merger, and (iii) Parent is relying on Executive’s representations, warranties, covenants, and agreements herein;

WHEREAS, if the Merger is completed, Executive will receive a portion of the Merger Consideration as merger consideration for her ownership of Independence Common Stock and a cash-out payment for Executive’s outstanding Independence Options pursuant to the terms and conditions of the Merger Agreement, and will receive a change in control payment pursuant to her existing change in control agreement with Independence, and so Executive desires to induce Parent to complete the Merger; and

WHEREAS, Executive has agreed to accept such limitations on Executive’s ability to compete with Parent or First Reliance following the Merger as an inducement for Parent to execute the Merger Agreement and, subject to the terms and conditions of the Merger Agreement, to complete the Merger.

NOW, THEREFORE, IN CONSIDERATION of the premises and for other good and valuable consideration, including, without limitation, Parent’s entry into the Merger Agreement, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Certain Definitions.

(a) “Affiliated Company” means any company or entity controlled by, controlling or under common control with Parent or Independence Bancshares, including, respectively, First Reliance and Independence Bank.

(b) “Confidential Information” means all information regarding Independence Bancshares, Parent, and their Affiliated Companies and any of their respective activities, businesses or customers that is not generally known to persons not employed (whether as employees or independent contractors) by Independence Bancshares, Parent or their respective Affiliated Companies, that is not generally disclosed publicly to persons not employed by Independence Bancshares, Parent or their respective Affiliated Companies (except to their regulatory authorities and pursuant to confidential or other relationships where there is no expectation of public disclosure or use by third Persons), and that is the subject of reasonable efforts to keep it confidential, and/or where such information is subject to limitations on disclosure or use by applicable Laws. “Confidential Information” shall include, without limitation, all customer information, prospective customer information, customer lists, prospective customer lists, confidential methods of operation, lending and credit information, commissions, mark-ups, product/service formulas, information concerning techniques for use and integration of websites and other products/services, current and future development and expansion or contraction plans of Independence Bancshares, Parent or their respective Affiliated Companies, sale/acquisition plans and contacts, marketing plans and contacts, information concerning the legal affairs of and information concerning the pricing of products and services, strategy, tactics and financial affairs of Independence Bancshares, Parent or their respective Affiliated Companies. “Confidential Information” also includes any “confidential information,” “trade secrets” or any equivalent term under any other federal, state or local law. “Confidential Information” shall not include information that (a) has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of Independence Bancshares or Parent or their respective Affiliated Companies or any duty owed to any of them; or (b) is independently developed by a person or entity without reference to or use of Confidential Information.

(c) Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement.

2. Nondisclosure of Confidential Information.

(a) Nondisclosure of Confidential Information. Executive hereby agrees that until the later of 24 months following the Effective Time of the Merger or 12 months following the termination of service as an employee or consultant of First Reliance (if applicable), Executive shall not directly or indirectly transmit or disclose any Confidential Information to any Person, or use or permit others to use any such Confidential Information, directly or indirectly, without the prior express written consent of Parent’s Chief Executive Officer, which consent may be withheld in the sole discretion of Parent’s Chief Executive Officer; provided, that Executive shall keep the Confidential Information of third parties (such as customers) and any trade secrets for an indefinite period of time. If required to disclose such information by law, Executive shall use reasonable efforts to protect and preserve the confidentiality of such information. Executive also acknowledges and agrees that trading in Parent or Independence Bancshares securities using Confidential Information or non-public information may violate federal and state securities laws and agrees to comply with such securities laws and Parent’s policies regarding insider trading in effect from time to time.

(b) Enforceability of Covenants. Executive and Parent agree that Executive’s obligations under these nondisclosure covenants are separate and distinct from other provisions of this Agreement, and a failure or alleged failure of Independence Bancshares and Parent to perform their obligations under any provision of this Agreement or other agreements with Executive shall not constitute a defense to, or waiver of the enforceability of, these nondisclosure covenants. Nothing in this provision or this Agreement shall limit any rights or remedies otherwise available to Independence Bancshares, Parent, or any Affiliated Company under federal, state or local law.

3. Non-recruitment and Non-solicitation Covenants.

(a) Non-recruitment of Employees. Executive hereby agrees that until the later of 24 months following the Effective Time of the Merger or 12 months following the termination of service as an employee or consultant of First Reliance (if applicable), Executive shall not, without the prior written consent of Parent’s Chief Executive Officer, which consent may be withheld at the sole discretion of Parent’s Chief Executive Officer, directly or indirectly, on behalf of herself or any other Person, solicit or recruit for employment or encourage to leave employment with Parent or any of Parent’s Affiliated Companies, any employee of Parent’s or of any Parent’s Affiliated Companies with whom Executive worked during Executive’s services as an employee of Independence Bancshares or any Affiliated Company of Independence and who performed services for Independence Bancshares, Parent, or any of their Affiliated Companies’ customers and who has not thereafter ceased to be employed by Independence Bancshares, Parent, or any of their Affiliated Companies for a period of not less than one year.

(b) Non-solicitation of Customers. Executive hereby agrees that until the later of 24 months following the Effective Time of the Merger or 12 months following the termination of service as an employee or consultant of First Reliance (if applicable), Executive shall not, without the prior written consent of Parent’s Chief Executive Officer, which consent may be withheld at the sole discretion of Parent’s Chief Executive Officer, directly or indirectly, on behalf of herself or any other Person, solicit or attempt to solicit for the purpose of providing any Business Activities any customer of Independence Bancshares, Parent, or any of their Affiliated Companies with whom Executive had material contact on behalf of Independence Bancshares or Independence Bank in the course of Executive’s service as an employee of Independence Bancshares or Independence Bank. For purposes of this Section 3, “Business Activities” shall be any of the business activities conducted by Parent, Independence Bancshares, or any of their Affiliated Companies as of the effective time of the Merger, which the parties agree include, without limitation, the offering of commercial or consumer loans and extensions of credit, letters of credit, commercial and consumer deposits and deposit accounts, securities repurchase agreements and sweep accounts, cash management services, money transfer and bill payment services, internet or electronic banking, automated teller machines, IRA and retirement accounts, mortgage loans, and home equity lines of credit.

(c) Enforceability of Covenants. Executive acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business. Executive acknowledges that each of Parent and its Affiliated Companies have a current and future expectation of business from the current and proposed customers of Independence Bancshares and Independence Bank that are derived from the acquisition of Independence Bancshares by Parent. Executive acknowledges that the term, geographic area, and scope of the covenants set forth in this Agreement are reasonable, and agrees that she will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Executive agrees that her position as an employee of Independence Bancshares and Independence Bank involves information relating to all aspects of the Business Activities and all of the Restricted Area. Executive further represents and warrants that complying with the provisions contained in this Agreement will not preclude Executive from engaging in a lawful profession, trade or business, or from becoming gainfully employed. Executive and Parent agree that Executive’s obligations under the above covenants are separate and distinct under this Agreement, and the failure or alleged failure of Parent to perform its obligations under any other provisions of this Agreement shall not constitute a defense to the enforceability of this covenant. Executive and Parent agree that if any portion of the foregoing covenants is deemed to be unenforceable because the geography, time or scope of activities restricted is deemed to be too broad, the court shall be authorized to substitute for the overbroad term an enforceable term that will enable the enforcement of the covenants to the maximum extent possible under applicable law. Executive acknowledges and agrees that any breach or threatened breach of this covenant will result in irreparable damage and injury to Parent and its Affiliated Companies and that Parent will be entitled to exercise all rights including, without limitation, obtaining one or more temporary restraining orders, injunctive relief and other equitable relief, including specific performance in the event of any breach or threatened breach of this Agreement, in any federal or state court of competent jurisdiction in the State of South Carolina without the necessity of posting any bond or security or proving irreparable damage (all of which are waived by Executive), and to exercise all other rights or remedies, at law or in equity, including, without limitation, the rights to damages.

4. Successors.

(a) This Agreement is personal to Executive and is not assignable by Executive, and none of Executive’s duties hereunder may be delegated.

(b) This Agreement may be assigned by, and shall be binding upon and inure to the benefit of, Parent and any of its Affiliated Companies and their successors and assigns.

5. Miscellaneous.

(a) Waiver. Failure of any party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(b) Severability. If any provision or covenant, or any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

(d) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

To Parent:	First Reliance Bancshares, Inc.
2710 West Palmetto St.
Florence, South Carolina 29501
Attention: Chief Executive Officer

To Executive: See signature page of this Agreement

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(e) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.

(f) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between Parent and Executive with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any prior agreement between the parties with respect to the subject matter hereof.

(g) Counterparts, etc. This Agreement may be executed in identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall constitute and have the same force and effect as an original signature for all purposes under this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

FIRST RELIANCE BANCSHARES, INC.

By:	/s/ F.R. Saunders, Jr.
Name:	F.R. Saunders, Jr.
Title:	Chief Executive Officer

EXECUTIVE

/s/ Martha L. Long
Martha L. Long

Signature Page to Non-Solicitation Agreement